Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fiscal 2015 First Quarter Financial Results

Total Revenue of $159.7 Million, Up 74% Year Over Year

Subscription Revenue of $123.4 Million, Up 80% Year Over Year

PLEASANTON, CALIF. — May 27, 2014 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced results for the fiscal first quarter ended April 30, 2014.

•	Total revenues were $159.7 million, an increase of 74% from the first quarter of fiscal 2014. Subscription revenues were $123.4 million, an increase of 80% from same period last year.

•	Operating loss was $52.1 million, or negative 32.6% of revenues, compared to an operating loss of $32.6 million, or negative 35.6% of revenues, in the same period last year. Non-GAAP operating loss for the first quarter was $22.5 million, or negative 14.1% of revenues, compared to a non-GAAP operating loss of $24.5 million last year, or negative 26.8% of revenues.[1]

•	Net loss per basic and diluted share was $0.32, compared to a net loss per basic and diluted share of $0.20 in the first quarter of fiscal 2014. The non-GAAP net loss per basic and diluted share was $0.13, compared to a non-GAAP net loss per basic and diluted share of $0.15 during the same period last year.[1]

•	Operating cash flows were $21.7 million and free cash flows were $11.8 million. For the trailing twelve months, operating cash flows were $50.7 million and free cash flows were a negative $33.1 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.9 billion as of April 30, 2014. Unearned revenue was $461.9 million, a 54% increase from last year.

“Our fiscal year is off to a great start with strong customer demand for our newest application, Workday Recruiting, and double digit customer growth for Workday Financial Management,” said Aneel Bhusri, co-founder and CEO, Workday. “Our technology innovations, including our recent move to a single code line for development, enabled us to update all customers on Workday 22 in less than six hours – creating more value for our customers and setting new expectations for the industry.”

“We are very pleased with our strong first quarter results,” said Mark Peek, chief financial officer, Workday. “Looking ahead, we expect our second quarter revenues to be within a range of $173 and $178 million or growth of 61% to 65% as compared to the prior year. Total revenues for the year are anticipated to be in the range of $730 and $750 million or growth of 56% to 60%. Total billings3 in the first quarter were $208 million and benefitted from several new large customers. We expect total billings for the second quarter to decrease sequentially. For the year, we expect total billings to be approximately $890 to $910 million.”

Recent Highlights

•	Workday announced the availability of Workday Recruiting, a new application that is seamlessly unified with Workday Human Capital Management (HCM) to redefine the way today’s hiring teams find, engage, and select the best internal and external candidates for open positions.

•	The company unveiled Workday 22 with 347 new HR and finance features – 68 coming directly from customer ideas and input – to arm global organizations with greater visibility to manage talent, customer accounts, spend, and expenses.

•	Workday hosted its first ever Workday Rising Europe, bringing together approximately 600 customers, prospective customers, partners, and employees to collaborate and learn how Workday helps some of the world’s largest companies grow and achieve business success.

Workday plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1Non-GAAP operating loss and net loss per share for the fiscal first quarters of 2015 and 2014 exclude share-based compensation and employer payroll taxes on employee stock transactions, and for the fiscal first quarter of 2015, also exclude amortization expense for acquisition-related intangible assets and debt discount and issuance costs associated with convertible notes. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Free cash flows are defined as operating cash flows minus capital expenditures, assets acquired under a capital lease and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Billings are defined as total revenue plus the sequential quarterly change in total unearned revenue. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers human capital management, financial management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s second quarter and full year fiscal 2015 revenue and total billings projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the year ended January 31, 2014 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2014. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2014	January 31, 2014(1)
Assets
Current assets:
Cash and cash equivalents	$246,001	$581,326
Marketable securities	1,619,950	1,305,253
Accounts receivable, net	99,136	92,184
Deferred costs	16,710	16,446
Prepaid expenses and other current assets	32,096	28,449

Total current assets	2,013,893	2,023,658
Property and equipment, net	89,125	77,664
Deferred costs, noncurrent	20,044	20,797
Goodwill and acquisition-related intangible assets, net	35,679	8,488
Other assets	47,949	45,658

Total assets	$2,206,690	$2,176,265

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,033	$6,212
Accrued expenses and other current liabilities	30,098	17,999
Accrued compensation	48,693	55,620
Capital leases	8,442	9,377
Unearned revenue	388,054	332,682

Total current liabilities	487,320	421,890
Convertible senior notes, net	473,812	468,412
Capital leases, noncurrent	1,780	3,589
Unearned revenue, noncurrent	73,889	80,883
Other liabilities	14,453	14,274

Total liabilities	1,051,254	989,048
Stockholders’ equity:
Common stock	182	181
Additional paid-in capital	1,788,551	1,761,156
Accumulated other comprehensive income	481	269
Accumulated deficit	(633,778)	(574,389)

Total stockholders’ equity	1,155,436	1,187,217

Total liabilities and stockholders’ equity	$2,206,690	$2,176,265

(1)	Amounts as of January 31, 2014 were derived from the January 31, 2014 audited financial statements.

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 30,
	2014	2013
Revenues:
Subscription services	$123,407	$68,418
Professional services	36,330	23,227

Total revenues	159,737	91,645

Costs and expenses(1):
Costs of subscription services	21,459	14,930
Costs of professional services	35,960	21,769
Product development	65,171	36,282
Sales and marketing	68,167	38,364
General and administrative	21,063	12,924

Total costs and expenses	211,820	124,269

Operating loss	(52,083)	(32,624)
Other expense, net	(6,999)	(256)

Loss before provision for income taxes	(59,082)	(32,880)
Provision for income taxes	307	135

Net loss	$(59,389)	$(33,015)

Net loss per share, basic and diluted	$(0.32)	$(0.20)

Weighted-average shares used to compute net loss per share	183,084	168,074

(1) Costs and expenses include share-based compensation as follows:
Costs of subscription services	$1,055	$262
Costs of professional services	2,198	475
Product development	10,868	1,907
Sales and marketing	6,752	1,043
General and administrative	8,001	3,729

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2014	2013
Cash flows from operating activities
Net loss	$(59,389)	$(33,015)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,523	6,569
Share-based compensation expenses	28,874	7,416
Amortization of deferred costs	3,952	2,482
Amortization of debt discount and issuance costs	5,920	—
Other	604	(26)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(7,013)	7,131
Deferred costs	(3,463)	(3,236)
Prepaid expenses and other assets	(7,350)	(3,563)
Accounts payable	(2,430)	2,421
Accrued expense and other liabilities	1,091	15,453
Unearned revenue	48,378	15,678

Net cash provided by operating activities	21,697	17,310
Cash flows from investing activities
Purchases of marketable securities	(670,406)	(287,841)
Maturities of marketable securities	353,230	406,708
Business combinations, net of cash acquired	(26,317)	—
Purchases of property and equipment	(9,873)	(1,895)
Other	1,000	90

Net cash provided by (used in) investing activities	(352,366)	117,062
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	2,996	4,565
Principal payments on capital lease obligations	(2,744)	(3,753)
Shares repurchased for tax withholdings on vesting of restricted stock	(5,007)	—
Other	60	8

Net cash provided by (used in) financing activities	(4,695)	820
Effect of exchange rate changes	39	(86)

Net increase (decrease) in cash and cash equivalents	(335,325)	135,106
Cash and cash equivalents at the beginning of period	581,326	84,158

Cash and cash equivalents at the end of period	$246,001	$219,264

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended April 30, 2014

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$21,459	$(1,055)	$(46)	$—	$20,358
Costs of professional services	35,960	(2,198)	(89)	—	33,673
Product development	65,171	(10,868)	(682)	—	53,621
Sales and marketing	68,167	(6,752)	(273)	—	61,142
General and administrative	21,063	(8,001)	409	—	13,471
Operating loss	(52,083)	28,874	681	—	(22,528)
Operating margin	-32.6%	18.1%	0.4%	—	-14.1%
Other expense, net	(6,999)	—	—	5,920	(1,079)
Loss before provision for income taxes	(59,082)	28,874	681	5,920	(23,607)
Provision for income taxes	307	—	—	—	307
Net loss	$(59,389)	$28,874	$681	$5,920	$(23,914)
Net loss per share, basic and diluted (1)	$(0.32)	$0.16	$—	$0.03	$(0.13)

(1)	Calculated based upon 183,084 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll taxes on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended April 30, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses(2)	Non-GAAP
Costs and expenses:
Costs of subscription services	$14,930	$(262)	$(8)	$14,660
Costs of professional services	21,769	(475)	(293)	21,001
Product development	36,282	(1,907)	(232)	34,143
Sales and marketing	38,364	(1,043)	(91)	37,230
General and administrative	12,924	(3,729)	(53)	9,142
Operating loss	(32,624)	7,416	677	(24,531)
Operating margin	-35.6%	8.1%	0.7%	-26.8%
Loss before provision for income taxes	(32,880)	7,416	677	(24,787)
Provision for income taxes	135	—	—	135
Net loss	$(33,015)	$7,416	$677	$(24,922)
Net loss per share, basic and diluted (1)	$(0.20)	$0.05	$—	$(0.15)

(1)	Calculated based upon 168,074 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll taxes on employee stock transactions.

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended April 30,		Trailing Twelve Months Ended April 30,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$21,697	$17,310	$50,650	$15,816
Capital expenditures	(9,873)	(1,895)	(68,703)	(15,596)
Property and equipment acquired under capital lease	—	(115)	—	(18,598)
Purchase of other intangible assets	—	—	(15,000)	—

Free cash flows	$11,824	$15,300	$(33,053)	$(18,378)

Workday, Inc.

Reconciliation of GAAP Total Revenues and Unearned Revenue to Billings

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2014	2013
Total revenues	$159,737	$91,645
Beginning balance - unearned revenue	(413,565)	(285,260)
Ending balance - unearned revenue	461,943	300,938

Billings	$208,115	$107,323

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share, free cash flows, and billings. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures non-GAAP operating loss and non-GAAP net loss per share differ from GAAP in that they exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures, assets acquired under a capital lease and purchased other (non-acquisition related) intangible assets as a reduction to cash flows. Billings differ from GAAP total revenues in that it adds the sequential quarterly change in total GAAP unearned revenue, both current and non-current, to total GAAP revenues.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, and for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•	Share-based compensation. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted share awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and the Employee Stock Purchase Plan, which is an element of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•	Other Operating Expenses. Other operating expenses included employer payroll taxes on employee stock transactions for the three months ended April 30, 2014 and 2013 and amortization of acquisition-related intangible assets for the three months ended April 30, 2014. The amount of employer payroll taxes on share-based compensation is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•	Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

We review the non-GAAP financial measure of total billings in evaluating our current quarter performance. This non-GAAP financial measure is meaningful to investors due to the fact that it is an indicator of the health of our business, and has historically represented a significant portion of the quarterly revenue that we recognize.

The use of non-GAAP operating loss and net loss per share has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Moreover, total billings are limited in that they include amounts that have not yet been recognized as revenue and are also impacted by the timing of billings and collections. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.